Exhibit 99.5

Trammell Crow Company
Other Data
(UNAUDITED)

	December 31, 2004	December 31, 2003

Number of Brokers	570	526

Development Inventory (in millions):
In process inventory	$2,628	$2,847
Pipeline inventory	2,491	1,548
Total Inventory	$5,119	$4,395